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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tangoe, Inc.

        We have issued our report dated August 26, 2011 with respect to the consolidated financial statements of ProfitLine, Inc. for the years ended December 31, 2010 and 2009 included in this Registration Statement and Prospectus on Form S-1 dated March 12, 2012. We consent to the inclusion in this Registration Statement and Prospectus of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton

San Diego, California
March 12, 2012

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM